UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2010 (August 2, 2010)

Emclaire Financial Corp.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-18464	25-1606091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

612 Main Street, Emlenton, PA	16373
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (724) 867-2311

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EMCLAIRE FINANCIAL CORP.
CURRENT REPORT ON FORM 8-K

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2010, Emclaire Financial Corp. (the "Corporation") announced the appointment of Matthew J. Lucco as Senior Vice President and Chief Financial Officer of the Corporation. There is no arrangement or understanding between Mr. Lucco and the Corporation and any person pursuant to which Mr. Lucco has been selected an officer.

Mr. Lucco, who is 30 years of age, has an extensive financial background and experience at the executive level, having served as the Chief Financial Officer for Salvage Direct, Inc. in Titusville, Pennsylvania since December 2008. Prior to his employment with Salvage Direct, Inc., Mr. Lucco served as Vice President of FNB Capital Corporation during 2005 to 2008, as Financial Analyst for FNB Corporation during 2004 to 2005 and as Commercial Banker for First National Bank of Slippery Rock during 2001 to 2004 prior to their acquisition by FNB Corporation.

Mr. Lucco has not engaged in any transaction exceeding $120,000 with the Corporation since January 1, 2009 and does not have a family relationship with any director or executive officer of the Corporation. In connection with his appointment, Mr. Lucco and the Corporation and its wholly owned subsidiary, The Farmers National Bank of Emlenton (the "Bank") entered into a change in control agreement (the "Agreement"). The Agreement has an initial term ending on August 2, 2012. Such term shall be automatically renewed for successive one-year periods each August 2 unless notice to the contrary is provided at least 30 days prior to the renewal. Subject to certain restrictions, the Agreement also provides that if Mr. Lucco is terminated by the Corporation or the Bank (or any successor) within 24 months subsequent to a change in control of the Corporation for other than cause, disability, retirement or Mr. Lucco's death or Mr. Lucco terminates employment for good reason (as defined in the Agreement) after a change in control of the Corporation, Mr. Lucco will be entitled to the payment of a cash severance amount equal to two times Mr. Lucco's average annual compensation and the maintenance of insurance and other benefits, provided that such payments will be limited if they are deemed "parachute payments" under Section 280 G of the Internal Revenue Code, as amended. In addition, Mr. Lucco was also granted 1,000 restricted stock awards with a face value of $16,050 based on the grant date stock price of $16.05 under the Corporation's 2007 Stock Incentive Plan and Trust. These awards will fully vest on the third anniversary of the grant.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 2, 2010 issued by Emclaire Financial Corp.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emclaire Financial Corp. (Registrant)
August 4, 2010 (Date)	/s/ WILLIAM C. MARSH William C. Marsh President and Chief Executive Officer